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                                                                    Exhibit 32.2

                           Certification of Controller
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Hilda Kwena, Controller of Comtex News Network, Inc. (the "Company") certifies in her capacity as an officer of the Company that she has reviewed the Report of the Company on Form 10-Q for period ended December 31, 2004 and that to the best of her knowledge:

          1. the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

          2.   the information  contained in the report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or it staff upon request.


February 14, 2005                                    /s/ Hilda Kwena
                                                     ---------------------------
                                                     Hilda Kwena
                                                     Principal Finance Officer
                                                     (Controller)